Exhibit 99.1

BioSig Technologies to Present at The LD 500 Virtual Conference

Westport, CT, Aug. 25, 2020 (GLOBE NEWSWIRE) -- BioSig Technologies, Inc. (NASDAQ: BSGM) ("BioSig" or the "Company"), a medical technology company commercializing a proprietary biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals, today announced that it will be presenting at the 12th Annual LD 500 Conference on Wednesday, September 2, 2020, at 11:40 AM ET. Kenneth L. Londoner, Chairman and CEO of BioSig Technologies, will present virtually to an online audience.

The Company will provide updates about its recent developments and key highlights, including progress with PURE EP(tm) system installations. BioSig recently installed its PURE EP(tm) System at Massachusetts General Hospital (MGH) as part of an expanding clinical study. BioSig’s subsidiary, ViralClear Pharmaceuticals, Inc., is currently enrolling patients into its Phase 2 clinical study of merimepodib in combination with remdesivir in adult patients with advanced COVID-19.

Register here: https://ld-micro-conference.events.issuerdirect.com/

Webcast: https://www.webcaster4.com/Webcast/Page/2019/36166

The LD 500 will take place on September 1 through the 4th.

About LD Micro

Back in 2006, LD Micro began with the sole purpose of being an independent resource to the microcap world. What started as a newsletter highlighting unique companies, has transformed into the pre-eminent event platform in the space. The upcoming "500" in September is LD Micro most ambitious project yet, and the first event that is accessible to everyone.

For those interested in attending, please contact David Scher at david@ldmicro.com or visit www.ldmicro.com for more information.

About BioSig Technologies

BioSig Technologies is a medical technology company commercializing a proprietary biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals (www.biosig.com).

The Company's first product, PURE EP(tm) System is a computerized system intended for acquiring, digitizing, amplifying, filtering, measuring and calculating, displaying, recording and storing of electrocardiographic and intracardiac signals for patients undergoing electrophysiology (EP) procedures in an EP laboratory.

About Merimepodib and ViralClear

BioSig’s Technologies, Inc (Nasdaq: BSGM) subsidiary, ViralClear Pharmaceuticals, Inc. (ViralClear), is seeking to develop a novel pharmaceutical called merimepodib to treat patients with COVID-19. Merimepodib is intended to be orally administered, and has demonstrated broad-spectrum in vitro antiviral activity, including strong activity against SARS-CoV-2 in cell cultures. Merimepodib was previously in development as a treatment for chronic hepatitis C and psoriasis by Vertex Pharmaceuticals Incorporated (Vertex), with 12 clinical trials (7 in phase 1 and 5 in phase 2) with over 400 subjects and patients and an extensive preclinical safety package was completed.

Forward-looking Statements

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward- looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the geographic, social and economic impact of COVID-19 on our ability to conduct our business and raise capital in the future when needed, (ii) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (iii) difficulties in obtaining financing on commercially reasonable terms; (iv) changes in the size and nature of our competition; (v) loss of one or more key executives or scientists; and (vi) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Andrew Ballou

BioSig Technologies, Inc.

Vice President, Investor Relations

54 Wilton Road, 2nd floor

Westport, CT 06880

aballou@biosigtech.com

203-409-5444, x133